Exhibit 99

CENDANT ANNOUNCES PRICING OF
JACKSON HEWITT TAX SERVICE INC. INITIAL PUBLIC OFFERING

NEW YORK, June 21, 2004 – Cendant Corporation (NYSE:CD) today announced the initial public offering of 100% of the outstanding common stock (37,500,000 shares) of its wholly-owned subsidiary, Jackson Hewitt Tax Service Inc. (NYSE: JTX). The offering was priced at $17 per share and is scheduled to close on Friday, June 25, 2004.

Cendant will receive approximately $770 million of proceeds from the offering (net of offering expenses), including a special cash dividend of $175 million from Jackson Hewitt. The proceeds and dividend will be used by Cendant to reduce indebtedness, repurchase shares of common stock and invest in strategic tuck-in acquisitions.

As a result of the initial public offering of Jackson Hewitt, Cendant is required to classify Jackson Hewitt as a discontinued operation and will reclassify its historical results on that basis. Because of the seasonal nature of Jackson Hewitt’s earnings, the divestiture is expected to have minimal impact on Cendant’s projected operating results for the second, third and fourth quarters, except as those projections may be influenced by the use of proceeds. Cendant expects to provide historical results with Jackson Hewitt classified as a discontinued operation and update its projections in conjunction with its second quarter earnings release in July.

Cendant confirmed today that it expects to meet or exceed its projection of earnings per share from continuing operations of $0.42 - $0.44 for the second quarter of 2004. The Company also announced that its Financial Services Division (consisting of its domestic and international membership and insurance marketing businesses, and previously including Jackson Hewitt) has been renamed the Marketing Services Division to reflect the integration of these businesses and the divestiture of Jackson Hewitt.

A copy of the prospectus relating to the shares of Jackson Hewitt common stock may be obtained, when available, from Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, NY 10004 (Telephone: 212-902-1171), or J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, New York, NY 10081 (Telephone: 212-552-5164).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of Jackson Hewitt common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cendant is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

Jackson Hewitt is the second largest paid tax return preparer in the United States, with 4,935 franchised and company-owned offices nationwide as of April 30, 2004. Jackson Hewitt is based in Parsippany, New Jersey.

Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.  Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities and Exchange Commission regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the impact of war or terrorism, which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

Media Contact: Elliot Bloom 212-413-1832	Investor Contacts: Sam Levenson 212-413-1834
Henry A. Diamond 212-413-1920